                                                                   EXHIBIT 10.10


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                            PARENT COMPANY AGREEMENT

                                  by and among

                           PHILLIPS PETROLEUM COMPANY

                             DUKE ENERGY CORPORATION

                         DUKE ENERGY FIELD SERVICES, LLC

                                       and

                     DUKE ENERGY FIELD SERVICES CORPORATION

                           Dated as of March 31, 2000



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                               TABLE OF CONTENTS

                                   ARTICLE I

                              CERTAIN DEFINITIONS

Section 1.1   Definitions......................................................1
Section 1.2   Construction.....................................................6

                                   ARTICLE II

                                    THE IPO

Section 2.1   Efforts..........................................................6
Section 2.2   Formation of the Corporation.....................................7
Section 2.3   Post-IPO Ownership...............................................8
Section 2.4   Certificate of Incorporation and Bylaws..........................8

                                  ARTICLE III

                    EXECUTION OF AGREEMENTS; PRIMARY VEHICLE

Section 3.1   Execution of Agreements..........................................8
Section 3.2   Market Shares....................................................9
Section 3.3   Primary Vehicle..................................................9

                                   ARTICLE IV

                                  TAX MATTERS

Section 4.1   Distributions to PGC.............................................9
Section 4.2   Tax Status......................................................10
Section 4.3   Tax Proceedings; Cooperation and Exchange of Information........10
Section 4.3   Debt Repayment..................................................12

                                   ARTICLE V

                             TRANSFER RESTRICTIONS

Section 5.1   Structure; Transfers............................................13
Section 5.2   Change of Control...............................................13

                                   ARTICLE VI

                           TERMINATION OF AGREEMENTS

Section 6.1   Termination of Agreements.......................................13


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
                                  ARTICLE VII

                                EMPLOYEE MATTERS

Section 7.1   Termination of Agreements.......................................13
Section 7.2   Transfer of Employees...........................................14
Section 7.3   TEPPCO Employees................................................14
Section 7.4   Welfare Benefits................................................14
Section 7.5   Severance Benefits..............................................15
Section 7.6   Miscellaneous...................................................16

                                  ARTICLE VIII

                                 MISCELLANEOUS

Section 8.1   Counterparts....................................................16
Section 8.2   Governing Law; Jurisdiction and Forum; Waiver of Jury Trial.....16
Section 8.3   Entire Agreement................................................17
Section 8.4   Expenses........................................................17
Section 8.5   Notices.........................................................17
Section 8.6   Successors and Assigns..........................................19
Section 8.7   Headings; Definitions...........................................19
Section 8.8   Amendments and Waivers..........................................19
Section 8.9   Severability....................................................19
Section 8.10  Interpretation..................................................19
Section 8.11  Specific Performance............................................19
Section 8.12  Actions by Affiliates of Phillips and Duke......................19


Exhibits:

Exhibit A     Agreement of Merger
Exhibit B     Shareholders Agreement
Exhibit C     Registration Rights Agreement


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          PARENT COMPANY AGREEMENT, dated as of March 31, 2000 (this
"Agreement"), by and among PHILLIPS PETROLEUM COMPANY, a Delaware corporation ("Phillips"), DUKE ENERGY CORPORATION, a North Carolina corporation ("Duke"), DUKE ENERGY FIELD SERVICES, LLC, a Delaware limited liability company (the "Company") and solely for purposes of Section 4.3(c) of this Agreement, DUKE ENERGY FIELD SERVICES CORPORATION, a Delaware corporation ("DEFS Holding").

                                    RECITALS:

     1. Duke, Phillips and the Company are parties to a Governance Agreement, dated as of December 16, 1999 (the "Governance Agreement") and a Contribution Agreement, dated as of December 16, 1999 (the "Contribution Agreement").

     2. Phillips Gas Company, a Delaware corporation and an indirect wholly-owned subsidiary of Phillips ("PGC"), and DEFS Holding, an indirect wholly-owned subsidiary of Duke, have simultaneously herewith entered into an Amended and Restated Limited Liability Company Agreement of Duke Energy Field Services, LLC, dated as of the date hereof (the "LLC Agreement").

     3. In connection with the closing of the transactions contemplated by the Contribution Agreement, Duke, Phillips and the Company desire to terminate the Governance Agreement and to enter into this Agreement.

          NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                   ARTICLE I

                               CERTAIN DEFINITIONS

          Section 1.1 Definitions. As used in this Agreement, the following terms shall have the respective meanings set forth below:

          "Affiliate" shall mean, with respect to any Person, a Person directly or indirectly Controlling, Controlled by or under common Control with such Person.

          "Agreement" shall have the meaning set forth in the Preamble.

          "Agreement of Merger" shall have the meaning set forth in Section 2.2(a).

          "Average Market Price" shall mean, with respect to the Corporation Common Stock to be sold by the Corporation to the public in the IPO, the average of the closing prices, as reported on the NYSE Composite Tape, on each of the first five days of trading on the NYSE (exclusive of the pricing day).

          "Business Day" shall mean any day on which banks are generally open to conduct business in the State of New York.

          "Change of Control" shall mean an event (such as a Transfer of voting securities) that causes a Person that holds a Company Interest to cease to be Controlled by such Person's Parent; provided, however, that an event that causes Duke or Phillips to be Controlled by another Person shall not constitute a Change of Control.

          "Closing Date" shall have the meaning set forth in Section 3.1 of the Contribution Agreement.

          "Code" shall mean the United States Internal Revenue Code of 1986, as amended.

          "Company" shall have the meaning set forth in the Preamble.

          "Company Interest" shall mean, with respect to any Person, such Person's equity interest in the Company.

          "Contribution Agreement" shall have the meaning set forth in the Recitals.

          "Control" shall mean the possession, directly or indirectly, through one or more intermediaries, by any Person or group (within the meaning of Section 13(d)(3) under the Securities Exchange Act of 1934, as amended) of both of the following:

          (a) (i) in the case of a corporation, more than 25% of the direct or indirect economic interests in the outstanding equity securities thereof;
     (ii) in the case of a limited liability company, partnership, limited partnership or venture, the right to more than 25% of the distributions therefrom (including liquidating distributions); (iii) in the case of a trust or estate, including a business trust, more than 25% of the beneficial interest therein; and (iv) in the case of any other entity, more than 25% of the economic or beneficial interest therein; and

          (b) in the case of any entity, the power or authority, through ownership of voting securities, by contract or otherwise, to control or direct the management and policies of the entity.

          "Corporation" shall have the meaning set forth in Section 2.2(a).

          "Corporation Common Stock" shall have the meaning set forth in Section 2.2(e).

          "Corporation Interest" shall mean, with respect to any Person, such Person's percentage ownership (direct and indirect), exclusive of any Market Shares owned (directly or indirectly) by such Person, of the outstanding Corporation Common Stock at the time of measurement.

          "DEFS Holding" shall have the meaning set forth in the Preamble.


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          "DEFS Subsidiary" shall have the meaning set forth in the Contribution
Agreement for purposes of Annex B thereof.

          "Disguised Sale Amount" shall mean the excess of (x) $1,200,000,000 over (y) the product of the Percentage Interest of PGC in the Company as of the Closing Date and $2,400,000,000.

          "Distribution" shall have the meaning set forth in the LLC Agreement.

          "Duke" shall have the meaning set forth in the Preamble.

          "Duke Group" shall mean Duke and its Subsidiaries (other than the Company, any DEFS Subsidiary, any PGC Subsidiary or any other Subsidiary of the Company).

          "Duke Shareholder" shall mean the holder of any Corporation Common Stock (other than Market Shares) that is Duke or a Subsidiary of Duke or, if at any time there is more than one such holder, each of such holders.

          "Enterprise Value" shall mean the sum of (x) the Parties' Equity Value and (y) $2,400,000,000; provided, that if the Merger becomes effective on or after the date two years after the Closing Date, "Enterprise Value" shall mean $5,500,000,000.

          "Financing" shall have the meaning set forth in the Contribution Agreement.

          "Flow Through Subsidiaries" shall have the meaning set forth in the LLC Agreement.

          "Governance Agreement" shall have the meaning set forth in the Recitals.

          "Governmental Entity" shall mean any federal, state, political subdivision or other governmental agency or instrumentality, foreign or domestic.

          "Income Tax" shall mean any federal, state, local or foreign Tax measured by net income or capital gain.

          "IPO" shall mean the initial offering of shares of Corporation Common Stock to the public in a transaction registered under the Securities Act.

          "LLC Agreement" shall have the meaning set forth in the Recitals.

          "Market Shares" shall mean shares purchased by a Person through open-market purchases, other than those shares purchased to prevent dilution in accordance with Article X of the Certificate of Incorporation of the Corporation.

          "Member" shall have the meaning set forth in the LLC Agreement.

          "Merger" shall have the meaning set forth in Section 2.2(a).

          "Neutral Firm" shall mean Arthur Andersen L.L.P.


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          "NYSE" shall mean the New York Stock Exchange, Inc.

          "Parent" shall mean, with respect to a particular Person, the Person that Controls such particular Person and that is not itself Controlled by any other Person.

          "Parties' Corporation Interest" shall mean the difference between (x) 100% and (y) the Public's Corporation Interest.

          "Parties' Equity Value" shall mean the product of (i) the quotient of
(x) the Parties' Corporation Interest divided by (y) the Public's Actual Corporation Interest multiplied by (ii) the Public's Equity Value.

          "Percentage Interest" shall mean, with respect to the Company Interest issued to DEFS Holding pursuant to Section 2.1(j)(i) of the Contribution Agreement, 69.7 percent, and with respect to the Company Interest issued to PGC pursuant to Section 2.1(k)(i) of the Contribution Agreement, 30.3 percent.

          "Person" shall mean any individual, partnership, limited liability company, firm, corporation, association, joint venture, trust or other entity or any Governmental Entity.

          "PGC" shall have the meaning set forth in the Recitals.

          "PGC Contribution" shall have the meaning set forth in Section 4.2.

          "PGC Distribution" shall have the meaning set forth in Section 4.2.

          "PGC Subsidiary" shall have the meaning set forth in the Contribution Agreement for purposes of Annex B thereof.

          "PGCSI" or "Phillips Member Parent" shall mean Phillips Gas Company Shareholder, Inc., a Delaware corporation and a wholly-owned Subsidiary of Phillips.

          "Phillips" shall have the meaning set forth in the Preamble.

          "Phillips Enterprise Value" shall mean the product of (x) the Enterprise Value and (y) .389.

          "Phillips Equity Value" shall mean the difference between (x) Phillips Enterprise Value and (y) $1,200,000,000.

          "Phillips Group" shall mean Phillips and its Subsidiaries (other than the Company, any DEFS Subsidiary, any PGC Subsidiary or any other Subsidiary of the Company).

          "Phillips Shareholder" shall mean the holder of any Corporation Common Stock (other than Market Shares) that is Phillips or a Subsidiary of Phillips or, if at any time there is more than one such holder, each of such holders.


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          "Post-Closing Period" for any Person means any taxable period beginning, with respect to such Person, after the Closing Date, and the portion, beginning after the Closing Date, of any taxable period that includes, with respect to such Person, but does not end on, the Closing Date.

          "Public's Actual Corporation Interest" shall mean the quotient, expressed as a percentage, of (x) the number of shares of the Corporation Common Stock sold by the Corporation in the IPO (which excludes shares issued to officers and employees of the Corporation or the Company concurrently with the IPO pursuant to compensation or benefit plans), but excluding any shares sold pursuant to the underwriters' over-allotment option, divided by (y) the number of shares of Corporation Common Stock outstanding immediately after the Merger (including shares to be issued pursuant to rights received in the Merger) and the IPO, plus shares issued to officers and employees of the Corporation or the Company concurrently with the IPO pursuant to compensation or benefit plans, but excluding any shares sold pursuant to the underwriters' over-allotment option.

          "Public's Corporation Interest" shall mean the quotient, expressed as a percentage, of (x) the number of shares of the Corporation Common Stock sold by the Corporation in the IPO, plus shares issued to officers and employees of the Corporation or the Company concurrently with the IPO pursuant to compensation or benefit plans, but excluding any shares sold pursuant to the underwriters' over-allotment option, divided by (y) the number of shares of Corporation Common Stock outstanding immediately after the Merger (including shares to be issued pursuant to rights received in the Merger) and the IPO, plus shares issued to officers and employees of the Corporation or the Company concurrently with the IPO pursuant to compensation or benefit plans, but excluding any shares sold pursuant to the underwriters' over-allotment option.

          "Public's Equity Value" shall mean the product of (i) the Average Market Price multiplied by (ii) the number of shares sold by the Corporation in the IPO (which excludes shares issued to officers and employees of the Corporation or the Company concurrently with the IPO pursuant to compensation or benefit plans), but excluding any shares sold pursuant to the underwriters' over-allotment option.

          "Registration Rights Agreement" shall have the meaning set forth in
Section 3.1(a).

          "Regulation" shall mean the income tax regulations promulgated under the Code by the U.S. Department of the Treasury (whether final or temporary).

          "Returns" or "Tax Returns" means returns, declarations, statements, reports, forms, property tax renditions or other documents or information required to be filed with or supplied to any Taxing Authority.

          "SEC" shall mean the Securities and Exchange Commission.

          "Securities Act" shall mean the Securities Act of 1933, as amended.

          "Shareholders Agreement" shall have the meaning set forth in Section 3.1(a).

          "Subsidiary" shall mean, when used with respect to any Person, any Affiliate of such Person that is Controlled by such Person.

          "Tax" or "Taxes" shall mean all taxes (whether federal, state, local or foreign) based upon or measured by income and any other tax whatsoever, including gross receipts, profits, windfall profits, sales, use, occupation, value added, ad valorem, transfer, franchise, withholding, payroll, employment, excise, stamp, premium, capital stock, production, business and occupation, disability, severance, or real or personal property taxes, fees, or assessments of any kind whatsoever imposed by any Governmental Entity, together with any interest or penalties imposed with respect thereto.

          "Tax Proceeding" means any Tax audit, contest, litigation or other proceeding with or against a Governmental Entity.

          "Taxing Authority" shall mean any Governmental Entity having jurisdiction over the assessment, determination, collection or other imposition of any Tax.

          "Transfer" shall mean any sale, assignment or other transfer, whether by operation of law or otherwise (but not any deemed transfer pursuant to Section 338 of the Code of the assets of a corporation or its Subsidiary in connection with the purchase of the stock of such corporation). "Transferred" and "Transferring" shall have correlative meanings.

          "Total Equity Value" shall mean the quotient of (x) the Public's Equity Value divided by (y) the Public's Actual Corporation Interest.

          "Two Year Period" shall mean the period beginning on (and including) the Closing Date and ending on (and including) the later of (a) the second anniversary of the Closing Date and (b) the date of consummation of the IPO.

          Section 1.2 Construction. Unless the context requires otherwise: (a) the gender (or lack of gender) of all words used in this Agreement includes the masculine, feminine and neuter; (b) references to Articles and Sections refer to Articles and Sections of this Agreement; (c) references to Exhibits refer to the Exhibits attached to this Agreement; (d) references to laws refer to such laws as they may be amended from time to time, and references to particular provisions of a law include any corresponding provisions of any succeeding law;
(e) references to money refer to legal currency of the United States of America;
(f) the word "including" means "including, without limitation"; and (g) all capitalized terms defined herein are equally applicable to both the singular and plural forms of such terms.

                                   ARTICLE II

                                     THE IPO

          Section 2.1 Efforts. (a) The Company agrees to use its reasonable best efforts to prepare for, effect and consummate the IPO (market conditions permitting) as soon as practicable following the date hereof, including selecting underwriters, preparing and filing with the SEC a registration statement and filings under applicable state securities or "blue sky" laws or similar securities laws and determining the terms of the IPO; provided that, notwithstanding anything to the contrary in this Agreement, the Company shall not consummate any IPO on or before the date two years after the date of this Agreement without the prior written consent of Phillips if the consummation of the IPO (including the potential effect of any underwriters' over-allotment) in


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


accordance with the provisions of this Agreement would result in (i) Phillips' Corporation Interest being less than 20% upon consummation of the IPO or (ii) an Enterprise Value immediately following the IPO of less than $4,400,000,000; provided, further, that for purposes of the calculations contemplated in (i) and
(ii) in the preceding proviso only, the "Average Market Price" shall be the proposed public offering price of the Corporation Common Stock in the IPO.

          (b) Each of Duke and Phillips agrees to (i) provide reasonable assistance to the Company in effecting the IPO and (ii) cause any Duke Shareholder or Phillips Shareholder, respectively, not to Transfer any or all of their shares of Corporation Common Stock for a period of six months following the consummation of the IPO and to agree to such other customary terms as are reasonably requested by the underwriters in connection with the IPO.

          (c) Duke agrees that, prior to the consummation of the Merger, it will cause the board of directors of DEFS Holding to be comprised solely of three directors designated by Phillips (or four if Phillips designates an Independent Director (as defined in the Certificate of Incorporation)) and five directors designated by Duke (or six or seven if Duke designates one or two Independent Directors, respectively).

          Section 2.2 Formation of the Corporation. (a) Each of Duke and Phillips agrees to take such corporate action as is necessary and desirable to cause (i) PGCSI to be merged with and into DEFS Holding, with DEFS Holding surviving (such surviving corporation, the "Corporation", and such merger, the "Merger"), immediately prior to the consummation of the IPO and (ii) an Agreement of Merger substantially in the form of Exhibit A (the "Agreement of Merger") to be filed in accordance with the Delaware General Corporation Law.

          (b) Each of Duke and Phillips presently intends that, if the IPO occurs, approximately 20% of the Corporation Common Stock shall be sold by the Corporation pursuant to the IPO (including shares to be issued to officers and employees of the Corporation or the Company concurrently with the IPO); provided, however, that this percentage may vary depending on market conditions and other factors.

          (c) Phillips represents, warrants and agrees that at the time of such Merger, (i) PGCSI shall have no assets or liabilities, contingent or otherwise, other than through its ownership of its interest in PGC and (ii) PGC shall have no assets or liabilities, contingent or otherwise, other than through its ownership of its interest in the Company.

          (d) Duke represents, warrants and agrees that at the time of the Merger, DEFS Holding shall have no assets or liabilities, contingent or otherwise, other than through its ownership of its interest in the Company.

          (e) Duke agrees to cause the Duke Shareholder and Phillips agrees to cause the Phillips Shareholder, respectively, to vote its shares to cause the Corporation upon consummation of the IPO to have a single class of common stock (the "Corporation Common Stock") outstanding and no other classes of capital stock or other securities (except for options to purchase shares of the Corporation Common Stock issued to officers, directors and employees of the Corporation or the Company or its Subsidiaries).

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          Section 2.3 Post-IPO Ownership. (a) Each of Duke and Phillips
presently intends that, if the IPO occurs, approximately 20% of the Corporation Common Stock (including shares to be issued to officers and employees of the Corporation or the Company concurrently with the IPO) shall be sold by the Corporation pursuant to the IPO; provided, however, that this percentage may vary depending on market conditions and other factors.

          (b) Each of Duke and Phillips agrees to take, or cause to be taken, such action (including the Merger and any adjustments by the Corporation to the number of shares of Corporation Common Stock owned by Duke and Phillips) as is necessary and desirable to provide that upon the end of the seventh day of trading on the NYSE (excluding the pricing day and without regard to the exercise of any underwriters' over-allotment), each of Duke and Phillips shall own, directly or indirectly, a percentage of the outstanding Corporation Common Stock determined as follows:

               (1) Phillips' Corporation Interest shall equal the quotient, expressed as a percentage, of (x) Phillips Equity Value divided by (y) Total Equity Value.

               (2) Duke's Corporation Interest shall equal the difference between (x) the Parties' Corporation Interest and (y) Phillips' Corporation Interest.

          Annex A sets forth examples of determinations of Phillips' Corporation Interest and Duke's Corporation Interest at various Public's Equity Values (assuming that no shares are issued to officers or employees of the Corporation or the Company concurrently with the IPO pursuant to compensation or benefit plans). The percentages and calculations set forth in this Section 2.3 do not give effect to any underwriters' over-allotment. In the event that there is an underwriters' over-allotment and such over-allotment is exercised, each of Duke's and Phillips' Corporation Interest and the interest of the public in the Corporation (prior to such exercise) shall all be reduced pro rata.

          Section 2.4 Certificate of Incorporation and Bylaws. Each of Duke and Phillips agrees to take such corporate action as is necessary to cause the Corporation to adopt a Certificate of Incorporation and Bylaws of the Corporation substantially in the forms attached to the Agreement of Merger.

                                  ARTICLE III

                    EXECUTION OF AGREEMENTS; PRIMARY VEHICLE

          Section 3.1 Execution of Agreements. (a) Duke agrees to take all corporate action to cause each Duke Shareholder (including Duke, if applicable) to execute, and Phillips agrees to take all corporate action to cause each Phillips Shareholder (including Phillips, if applicable) to execute, a Shareholders Agreement substantially in the form of Exhibit B (the "Shareholders Agreement"). Each of Duke and Phillips agrees to execute, and agrees that it will take all corporate action to cause the Corporation to execute, a Registration Rights Agreement substantially in the form of Exhibit C (the "Registration Rights Agreement").

          (b) Duke agrees to cause each Duke Shareholder to comply with the obligations of a Duke Shareholder under the Shareholders Agreement, and Phillips agrees to cause each Phillips

Shareholder to comply with the obligations of a Phillips Shareholder under the Shareholders Agreement.

          (c) The parties hereto agree that, from time to time, whether before, at or after the Closing Date, each of them will execute and deliver, or cause to be executed and delivered, such further agreements and instruments and take such other action as may be necessary to effectuate the provisions, purposes and intents of this Agreement.

          Section 3.2 Market Shares. Duke agrees to, and to cause its Affiliates to, make nominations and vote any and all of their Market Shares in accordance with the requirements applicable to Duke's Total Corporation Interest (as defined in the Shareholders Agreement) and take all other actions required of a Duke Shareholder (as defined in the Shareholders Agreement) under Sections 2.1 and 2.2 of the Shareholders Agreement. Phillips agrees to, and to cause its Affiliates to, make nominations and vote any and all of their Market Shares in accordance with the requirements applicable to Phillips's Total Corporation Interest (as defined in the Shareholders Agreement) and take all other actions required of a Phillips Shareholder (as defined in the Shareholders Agreement) under Sections 2.1 and 2.2 of the Shareholders Agreement.

          Section 3.3 Primary Vehicle. Each of Duke and Phillips presently intends that the Corporation shall be the primary vehicle by which it conducts the midstream gas gathering and processing business in the United States and Canada.

                                   ARTICLE IV

                                   TAX MATTERS

          Section 4.1 Distributions to PGC. For the period, if any, beginning at the time of consummation of the IPO and ending on the second anniversary of the Closing Date, without the prior written consent of Duke and Phillips: (i) the Company shall not make (or enter into a plan or arrangement to make) any Distribution of cash or other property to PGC in excess of the product of the aggregate Distribution to all Members and PGC's Percentage Interest as of the Closing Date, (ii) the Company shall not make (or enter into a plan or arrangement to make) any Distribution to PGC of cash or other property other than Distributions to fund dividends by the Corporation to its shareholders and Distributions pursuant to Section 7.6(a)(i) of the LLC Agreement and (iii) PGC shall not be liquidated, shall not be merged into the Corporation, shall not distribute to any shareholder of PGC the Company Interest issued to PGC pursuant to Section 2.1(k) of the Contribution Agreement and shall not be converted into, or merged into or otherwise caused to become, a partnership or disregarded entity for federal income tax purposes (nor shall there be any plan or arrangement to do so). Without the prior written consent of each of Duke and
Phillips: (a) no amendment shall be made to Section 6.3, Article VII or Article VIII (other than Section 8.2(b)) of the LLC Agreement, or any reference thereto in the LLC Agreement or any defined term used therein, prior to the second anniversary of the Closing Date, and any amendment made after such second anniversary to any such provision shall not apply to any taxable period, or portion thereof, ending on or before the second anniversary of the Closing Date and (b) no amendment shall be made to Section 8.2(b) of the LLC Agreement or any reference thereto in the LLC Agreement or any defined term used therein.

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          Section 4.2 Tax Status. Each of Duke, Phillips and the Company shall take no action or position inconsistent with (or that could reasonably be expected to be viewed by the Internal Revenue Service as inconsistent with), and shall make or cause to be made all applicable elections with respect to: (a) the treatment of the Company (or any successor thereto), with respect to all times during the Two Year Period, as a partnership for U.S. Federal income tax purposes and the treatment of each of the Flow Through Subsidiaries (or any successor thereto), with respect to all times during the Two Year Period, as a partnership or disregarded entity for U.S. Federal income tax purposes; (b) the treatment of the Company, with respect to all times during the Two Year Period, as not being a publicly traded partnership for United States Federal income tax purposes; (c) the allocation of the Financing under Regulation Section 1.752-3(a)(3) among the Members in proportion to their Percentage Interests as of the Closing Date; (d) the treatment of the contribution to the Company by DEFS Holding pursuant to Section 2.2 of the Contribution Agreement as a contribution pursuant to Code Section 721, the treatment of the distribution to DEFS Holding pursuant to Section 3.2(c)(2) of the Contribution Agreement (as adjusted pursuant to Section 3.3 thereof) as a distribution pursuant to Code
Section 731 and the treatment that, for purposes of the Code, neither such contribution nor such distribution is a transfer that constitutes a sale or exchange (or portion thereof) of property in whole or in part to the Company by a Member in the Company acting in a capacity other than as a Member of the Company; (e) the treatment of the contribution to the Company by PGC pursuant to
Section 2.3 of the Contribution Agreement (the "PGC Contribution") as a contribution pursuant to Code Section 721, the treatment of the distribution to PGC pursuant to Section 3.2(c)(1) of the Contribution Agreement (as adjusted pursuant to Section 3.3) (the "PGC Distribution") as a distribution pursuant to Code Section 731 and the treatment that, for purposes of the Code, neither the PGC Contribution nor the PGC Distribution is a transfer that constitutes a sale or exchange (or portion thereof) of property in whole or in part to the Company by a Member in the Company acting in a capacity other than as a Member of the Company (except in the case of this clause (e) that Duke, Phillips and the Company shall treat (except to the extent Duke, Phillips, the Members and the Company agree in writing or are required by the Neutral Firm to treat otherwise) an amount of the PGC Distribution equal to the Disguised Sale Amount as proceeds of a sale by PGC to the Company under Code Section 707(a) and an amount of the PGC Contribution equal in fair market value to the Disguised Sale Amount as property that is sold by PGC to the Company under Code Section 707(a) (such property treated as having been sold having regular federal income tax basis equal to the aggregate regular Federal income tax basis of the property contributed in the PGC Contribution multiplied by a fraction the numerator of which is the Disguised Sale Amount and the denominator of which is the value of the property contributed in the PGC Contribution, such value being for this purpose $2,139,500,000)); and (f) the treatment of the merger of PGCSI into DEFS Holding pursuant to Section 2.2(a) hereof as a "reorganization" within the meaning of Code Section 368(a) in which no gain or loss is recognized to Duke, Phillips, PGC, DEFS Holding, the Company, or any other Person.

          Section 4.3 Tax Proceedings; Cooperation and Exchange of Information.
(a) In the case of any Tax Proceeding relating to any Income Tax Return or any Income Tax items of the Company or any Subsidiary of the Company for any Post-Closing Period, the Company shall be entitled to control such Tax Proceeding; provided, however, that (i) the Company shall promptly notify Duke and Phillips (describing the jurisdiction and year(s) at issue and including a copy of any materials received from the applicable Governmental Entity in connection therewith) upon receipt of notice of any such Tax Proceeding and shall thereafter promptly forward to Duke and Phillips copies of any communications received from or sent to any Governmental Entity by the Company or any of its Subsidiaries in connection with any such Tax Proceeding; (ii) the Company shall provide Duke and Phillips with a timely and reasonably detailed account of each stage of such Tax Proceeding and a copy of all documents relating to such Tax Proceeding; (iii) the Company shall consult with Duke and Phillips before taking any significant action in connection with such Tax Proceeding; (iv) the Company shall consult with Duke and Phillips and offer Duke and Phillips an opportunity to comment before submitting any written materials prepared or furnished in connection with such Tax Proceeding (including, to the extent practicable, any documents furnished to the applicable Governmental Entity in connection with any discovery request); (v) the Company shall defend such Tax Proceeding diligently and in good faith as if the Company were the taxpayer in interest in connection with such Tax Proceeding; and (vi) (A) in the case of any proposed settlement of any such Tax Proceeding, which settlement will result in aggregate Tax payments by Phillips with respect to the period beginning on the Closing Date and ending on the second anniversary of the Closing Date (or, if the Tax Proceeding relates to a taxable period (or portion thereof) after such second anniversary, then with respect to the two year period beginning on the first day of the taxable period to which the Tax Proceeding relates) of greater than $7,575,000, the Company shall not settle, compromise or abandon any such Tax Proceeding without obtaining the prior written consent, which consent shall not be unreasonably withheld, of Phillips and (B) in the case of any proposed settlement of any such Tax Proceeding, which settlement will result in aggregate Tax payments by Duke with respect to the period beginning on the Closing Date and ending on the second anniversary of the Closing Date (or, if the Tax Proceeding relates to a taxable period (or portion thereof) after such second anniversary, then with respect to the two year period beginning on the first day of the taxable period to which the Tax Proceeding relates) of greater than $17,425,000, the Company shall not settle, compromise or abandon any such Tax Proceeding without obtaining the prior written consent, which consent shall not be unreasonably withheld, of Duke. In the event that Duke or Phillips reasonably withholds such consent pursuant to the preceding clause (vi)(A) or (B), the parties shall negotiate in good faith to resolve their differences and, failing that, the Neutral Firm shall resolve such disagreement. The above provisions of this Section 4.3(a) shall cease to apply with respect to taxable periods beginning after the consummation of the IPO, except to the extent that failure of such provisions to apply could reasonably be expected to affect any member of the Phillips Group or the Duke Group (other than in its capacity as a direct or indirect shareholder, or affiliate of such a shareholder, of the Corporation).

          (b) The Company shall present (such presentation to be made (i) in the case of a Tax Return for a Company taxable year ending on December 31st, no later than July 1st in the year following the end of such Company taxable year and (ii) in the case of a Tax Return for a Company taxable year ending on a date other than December 31st, no later than the date that is six months following the end of such Company taxable year) any Federal Income Tax Returns of the Company to Phillips for Phillips' review and shall revise such Tax Returns prior to filing to reflect any reasonable comments requested in good faith by Phillips in writing within 15 Business Days after such presentation of such Tax Returns to Phillips; provided, however, that in the event that the Company or Duke disagrees with any such comments of Phillips, then the Company, Duke and Phillips shall endeavor to resolve their disagreement over such comments and, failing that, the Neutral Firm shall resolve such disagreement prior to the date such Tax Returns are due (including extensions) and such Tax Returns shall be filed in such manner as the Neutral Firm determines. The fees and expenses of the Neutral Firm in connection with this Section 4.3(b) shall be allocated between Phillips and Duke by the Neutral Firm. At Duke's or Phillips' request, the Company shall make available to Duke and Phillips, respectively, for their review at least 15 Business Days prior to the due date (including extensions) any state, local or foreign Income Tax Returns of the Company or its Subsidiaries. The above provisions of this Section 4.3(b) shall cease to apply with respect to taxable periods beginning after the consummation of the IPO, except to the extent that failure of such provisions to apply could reasonably be expected to affect any member of the Phillips Group (other than in its capacity as a direct or indirect shareholder, or affiliate of such a shareholder, of the Corporation).

          (c) Cooperation and Exchange of Information. Duke, Phillips, the Company and DEFS Holding (and the Corporation, from and after the Merger) shall (and shall cause their respective Subsidiaries to) cooperate with one another with respect to Tax matters. As soon as practicable, but in any event within 30 days after the request of Duke or Phillips, from and after the Closing Date, the Company shall deliver to Duke or Phillips, respectively, such information and data concerning the Company and its Subsidiaries and make available such employees of the Company and its Subsidiaries as Duke or Phillips may reasonably request (including providing the information and data reasonably required by Duke's and Phillips' customary Tax and accounting questionnaires) in order to enable Duke and Phillips to complete and file all Tax Returns which they each may be required to file with respect to the Company and its Subsidiaries or to respond to Tax audits or other inquiries relating to Taxes by any Governmental Entities with respect to such operations and to otherwise enable Duke and Phillips each to satisfy their respective accounting, Tax and other legitimate business requirements. Such cooperation and information shall include provision of powers of attorney to Duke or Phillips relating to Tax matters (e.g., for the purpose of signing Returns and defending audits) and promptly forwarding copies of appropriate notices and forms or other communications received from or sent to any Governmental Entity that relate to the Company and its Subsidiaries, and providing copies of all relevant Tax Returns, together with accompanying schedules and related workpapers, documents relating to rulings or other determinations by any Governmental Entities and records concerning the ownership and tax basis of property, which the Company, the Corporation and their Subsidiaries may possess. The Company and DEFS Holding (and the Corporation, from and after the time of the Merger) shall (and shall cause their respective Subsidiaries to) make their respective employees and facilities available on a mutually convenient basis to provide explanation of any documents or information provided hereunder. The above provisions of this Section 4.3(c) shall cease to apply with respect to taxable periods beginning after the consummation of the IPO, except to the extent that failure of such provisions to apply could reasonably be expected to affect any member of the Phillips Group or the Duke Group (other than in its capacity as a direct or indirect shareholder or affiliate of such a shareholder, of the Corporation). Notwithstanding any other provision, (i) Duke shall not be required to provide any Person with any consolidated, combined, affiliated or unitary Income Tax Return or copy thereof that includes Duke or any other member of the Duke Group and (ii) Phillips shall not be required to provide any Person with any consolidated, combined, affiliated or unitary Income Tax Return or copy thereof that includes Phillips or any other member of the Phillips Group.

          Section 4.4 Debt Repayment. From and after consummation of the IPO, to the extent that proceeds from the IPO (or any other funds contributed to the Company or any of its Subsidiaries) are used to repay debt owed by the Company or any of its Subsidiaries (for so long as the Company or such Subsidiary is treated as a partnership for federal income tax purposes), such funds shall be contributed to the Company and its Subsidiaries by the limited liability company interest holders or other equity interest holders in the Company or such Subsidiaries in proportion to the allocation of debt to such holders provided in
Section 8.2(b)(iii) of the LLC Agreement.

                                   ARTICLE V

                              TRANSFER RESTRICTIONS

          Section 5.1 Structure; Transfers. For the period from the date of this Agreement until the consummation of the IPO, (i) Duke shall cause DEFS Holding to own and hold all of Duke's Company Interest and no other assets or liabilities, and (ii) Phillips shall cause (A) PGC to own and hold all of Phillips' Company Interest and no other assets or liabilities and (B) PGCSI to own and hold all of the capital stock of PGC and no other assets or liabilities.

          Section 5.2 Change of Control. Each of Duke and Phillips agrees that prior to consummation of the IPO, as a condition to the consummation of any transaction that will result in a Change of Control of DEFS Holding or PGC, respectively, it will cause the new Parent of DEFS Holding or PGC, respectively, to assume the obligations of Duke or Phillips, as applicable, under this Agreement.

                                   ARTICLE VI

                            TERMINATION OF AGREEMENTS

          Section 6.1 Termination of Agreements. The Governance Agreement is hereby terminated in its entirety and shall be void and have no further force and effect; provided, however, that such termination shall not relieve any party thereto of any liability for any breach of the Governance Agreement that occurred prior to the termination thereof. From and after the termination of the Governance Agreement, any reference to the Governance Agreement in Annex B of the Contribution Agreement (or in any definition of a defined term used in Annex
B) shall be deemed to be a reference to the corresponding provision or provisions of this Agreement or the LLC Agreement.

                                  ARTICLE VII

                                EMPLOYEE MATTERS


          Section 7.1 Definitions; Controlling Provisions. As used in this
Article VII, (i) the terms "DEFS" and "TEPPCO" shall have the meanings assigned to such terms in the Contribution Agreement, (ii) the terms "Bonuses," "Change in Control Severance Plan," "Continued Employees," "DEFS Employee," "Duke FSP," "Eligible Expenses," "Employee," "New Welfare Plans," "Old Welfare Plans," "PGC Employee," "Phillips FSP," "Retained DEFS Employee" and "Transferred PGC Employee" shall have the meanings assigned to such terms in Annex A to the Contribution Agreement, (iii) the term "Continued Duke Welfare Plan" shall have the meaning set forth in Section 7.4(a), (iv) the term "TEPPCO Employee" shall mean any individual who is, immediately prior to the date hereof, an Employee of TEPPCO, and (v) the term "DEFS Severance Plan" shall mean that certain 2000 Duke Energy Field Services Severance Benefits Plan as in effect on April 1, 2000. The terms of this Article VII shall govern and control to the extent they are inconsistent or conflict with the terms of Annex A to the Contribution Agreement, and the provisions of Sections 7.3, 7.4 and 7.5 shall be deemed to be a part of Annex A to the Contribution Agreement for purposes of the indemnification provisions of Sections 9.1(iii), 9.2(a)(iv) and 9.2(b)(iv) of the Contribution Agreement. The provisions of Section 5.1 of Annex A to the Contribution Agreement shall apply with respect to the compensation and benefit matters addressed in this Article VII.


          Section 7.2 Transfer of Employees. If a DEFS Employee or a PGC Employee is to be transferred to the Company pursuant to the terms of Annex A to the Contribution Agreement, then the Company may direct Duke and Phillips, respectively, to cause the transfer of such employee to be made to the Company or to a Subsidiary of the Company that is designated by the Company. Continued Employees may be employed by the Company or any Affiliate of the Company as determined by the Company from time to time in its sole discretion.

          Section 7.3 TEPPCO Employees. For all purposes of Annex A to the Contribution Agreement and this Article VII (except where specifically provided otherwise), each TEPPCO Employee shall be considered a Retained DEFS Employee. Duke shall have no obligation under Section 3.2 of Annex A to the Contribution Agreement to reimburse the Company for a pro-rata portion of the Bonuses for calendar year 2000 that are paid to Retained DEFS Employees who are TEPPCO Employees. Schedule 7.3 to this Agreement sets forth a list of agreements relating to TEPPCO Employees that shall be considered to be among the agreements listed in Schedule 2.5(a)(i) or Schedule 2.5(a)(ii) to Annex A to the Contribution Agreement (as indicated on Schedule 7.3 to this Agreement); provided, however, that the Company shall have no reimbursement obligation to Duke with respect to any such agreement that is considered to be among the agreements listed in Schedule 2.5(a)(i) to Annex A to the Contribution Agreement.

          Section 7.4 Welfare Benefits. (a) In order to permit benefits transition with respect to Retained DEFS Employees, for the period beginning on the date hereof and ending on the earliest of (i) December 31, 2000, (ii) such date as Duke shall cease to have a greater than 50%, direct or indirect, ownership interest in the Company, or (iii) such date as the Company or Duke shall designate with respect to any particular Old Welfare Plan (provided that Duke or the Company shall provide reasonable notice under the circumstances to the other party prior to any such date), the Company and/or its wholly-owned Subsidiaries shall be participating employers on behalf of their employees (including any Continued Employees) who meet the requirements for eligibility under the following Old Welfare Plans maintained by Duke: the Duke Energy Medical, Dental, Cafeteria (FSP), Basic Life Insurance, Supplemental and Dependent Life Insurance, Basic, Supplemental and Dependent Accidental Death and Dismemberment Insurance, Business Travel Accident Insurance and Long-Term Care Insurance Plans (each such Old Welfare Plan is herein referred to as a "Continued Duke Welfare Plan"); provided, however, that retiree medical, dental and life insurance coverages under the applicable Continued Duke Welfare Plans shall not become applicable to an individual who either is not a Retained DEFS Employee or fails to meet such requirements as Duke shall impose for such coverages. Duke may terminate the participation by the Company and its wholly-owned Subsidiaries in a particular Continued Duke Welfare Plan prior to December 31, 2000, pursuant to clause (iii) of the preceding sentence only if
(1) Duke will be terminating such plan in its entirety as of the date designated by Duke pursuant to such clause or (2) Duke has determined that such continued participation by the Company and/or any of its wholly-owned Subsidiaries could subject Duke or such plan to fines, penalties, excise taxes, loss of tax deductions or other liabilities (other than liabilities for the benefits to be provided under such plan). Without limiting the generality of the preceding provisions of this Section 7.4(a), it is understood and agreed that such provisions shall not override the provisions of Section 4.2(b) of Annex A to the Contribution Agreement. For purposes of applying
Section 4.5(c) of Annex A to the Contribution Agreement, the Continued Duke Welfare Plans shall be deemed to be New Welfare Plans; provided, however, that Eligible Expenses of a Retained DEFS Employee shall be determined without regard to when such expenses are recorded by the applicable plan administrator or reported to the Company.


          (b) Notwithstanding the provisions of Section 4.5(d) of Annex A to the Contribution Agreement, for the period specified in Section 7.4(a) as it applies to the Duke FSP, the Retained DEFS Employees shall continue to be eligible, and the Transferred PGC Employees shall be eligible, to participate in the Duke FSP. In the case of the Retained DEFS Employees, such continued participation shall be based on their elections under the Duke FSP that are in effect immediately prior to the date hereof (as such elections may be adjusted from time to time in accordance with the terms of the Duke FSP). In the case of the Transferred PGC Employees, the provisions of Section 4.5(d) of Annex A to the Contribution Agreement shall be applied as if the Duke FSP were the New FSP as defined therein, except that references therein to the Company shall be deemed to refer to Duke; provided, however, that if the aggregate amount of the transferred account balances of Transferred PGC Employees from the Phillips FSP to the Duke FSP is negative, then the Company shall pay Phillips the amount of such aggregate negative balance promptly following such account balance transfer. The parties hereto agree and acknowledge that it is their intention that the economic risks and benefits associated with calendar year 2000 (or any portion thereof) participation in the Duke FSP by Retained DEFS Employees (both before and after the date hereof), Transferred PGC Employees, and any other employees of the Company and its Subsidiaries be borne or enjoyed, as the case may be, by the Company. Accordingly, Duke and the Company agree that, as soon as administratively feasible after all claims under the Duke FSP have been processed for calendar year 2000 with respect to the employees of the Company and its Subsidiaries, one such party shall make a payment to the other (as appropriate) to ensure such result to the greatest extent possible.

          Section 7.5 Severance Benefits. (a) The Company or a Subsidiary of the Company shall reimburse Phillips for the cash severance benefit paid by Phillips or any Subsidiary of Phillips to certain of their employees in accordance with the terms of Article I of Exhibit A to that certain Transition Services Agreement between Phillips and the Company dated March 17, 2000.


          (b) Section 4.2(b) of Annex A to the Contribution Agreement shall apply to each Retained DEFS Employee who is a TEPPCO Employee and who was covered by the Change in Control Severance Plan immediately prior to the date hereof; provided, however, that (i) the Company shall not have any reimbursement obligation to Duke under such Section 4.2(b) with respect to the cash severance benefit paid to any such employee and (ii) Duke shall not have any reimbursement obligation to the Company under such Section 4.2(b) for any extended coverage under a welfare benefit plan.

          (c) The provisions of this Section 7.5(c) shall not apply with respect to any Retained DEFS Employee who is a TEPPCO Employee. Duke shall reimburse the Company or a Subsidiary of the Company for the severance benefit paid under the DEFS Severance Plan to any

Retained DEFS Employee who receives notice from the Company or a Subsidiary of the Company on or about the date hereof that such individual's employment will be terminated in connection with (and in any event within 30 days after) the closing of the transactions contemplated under the Contribution Agreement. On or about the date hereof, the Company and its Subsidiaries shall also notify certain Retained DEFS Employees selected by the Company in its sole discretion that such individuals will be requested to perform services for the Company or a Subsidiary of the Company on only a transitional basis. Duke shall reimburse the Company or a Subsidiary of the Company for the severance benefit paid under the DEFS Severance Plan to any Retained DEFS Employee who receives the notice described in the preceding sentence provided that the termination of such individual's employment from the Company and its Affiliates occurs within six months of the date hereof (or within nine months of the date hereof in the case of such a Retained DEFS Employee who is an accountant).

          Section 7.6 Miscellaneous. The reference in Section 2.3 of Annex A to the Contribution Agreement to Section 6.1 of the Governance Agreement shall be deemed to refer to Section 6.1 of the Governance Agreement as in effect immediately before the termination of the Governance Agreement. All references in Sections 3.1, 4.1, 4.5(a), 4.5(b)(i)(A), 4.5(b)(ii)(I), 4.5(b)(iii)(x) and
the last sentence of Section 4.5(b) of Annex A to the Contribution Agreement to the "Closing Date" shall be deemed to refer to the day after the Closing Date.

                                  ARTICLE VIII

                                  MISCELLANEOUS

          Section 8.1 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered (including by facsimile) to the other parties.

          Section 8.2 Governing Law; Jurisdiction and Forum; Waiver of Jury Trial. (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without reference to the choice of law principles thereof.

          (b) Each party hereto irrevocably submits to the jurisdiction of any Delaware state court or any federal court sitting in the State of Delaware in any action arising out of or relating to this Agreement, and hereby irrevocably agrees that all claims in respect of such action may be heard and determined in such Delaware state or federal court. Each party hereto hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The parties hereto further agree, to the extent permitted by law, that final and unappealable judgment against any of them in any action or proceeding contemplated above shall be conclusive and may be enforced in any other jurisdiction within or outside the United States by suit on the judgment, a certified copy of which shall be conclusive evidence of the fact and amount of such judgment.

          (c) To the extent that any party hereto has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, each party hereto hereby irrevocably waives such immunity in respect of its obligations with respect to this Agreement.

          (d) Each party hereto waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any action, suit or proceeding arising out of or relating to this Agreement. Each party hereto certifies that it has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications set forth above in this Section 8.2.

          Section 8.3 Entire Agreement. The parties hereto acknowledge that the Contribution Agreement, the Confidentiality Agreements dated August 11, 1999 and August 26, 1999 between Duke and Phillips, the LLC Agreement and this Agreement, together with the exhibits hereto and the exhibits to such exhibits, including the Certificate of Incorporation and the Bylaws of the Corporation, have been executed or adopted as part of the same transaction. This Agreement, together with the Contribution Agreement and the exhibits hereto and thereto, constitutes the entire agreement of the parties with respect to the subject matter hereof and there are no agreements, understandings, representations or warranties between the parties other than those set forth or referred to herein. This Agreement is not intended to confer upon any person not a party hereto (and their successors and assigns) any rights, remedies or obligations hereunder.

          Section 8.4 Expenses. Except as set forth in this Agreement, whether or not the transactions contemplated by this Agreement or the Contribution Agreement are consummated, all legal and other costs and expenses incurred in connection with this Agreement and the Contribution Agreement and the transactions contemplated by this Agreement and the Contribution Agreement shall be paid by the party incurring such costs and expenses; provided, however, that third party costs incurred by each party after December 16, 1999 for planning and information purposes relating to the transactions contemplated by this Agreement and the Contribution Agreement (including costs of consultants and contractors hired for such purposes, prepayments for services required by the Company, rating agency fees and outside attorneys' fees for Hart-Scott-Rodino and regulatory matters, but excluding wages and expenses of employees of Duke or Phillips, costs incurred in performing due diligence on Duke or Phillips, as applicable) shall be paid or reimbursed by the Company or the Corporation, as applicable.

          Section 8.5 Notices. All notices and other communications to be given to any party hereunder shall be sufficiently given for all purposes hereunder if in writing and delivered by hand, courier or overnight delivery service or three days after being mailed by certified or registered mail, return receipt requested, with appropriate postage prepaid, or when received in the form of a telegram or facsimile and shall be directed, if to a party hereunder, to the address or facsimile number set forth below (or at such other address or facsimile number as such party shall designate by like notice):

                                 (a)      If to Phillips:

                                          Phillips Petroleum Company
                                          1266 Adams Building
                                          Bartlesville, Oklahoma  74004
                                          Attention:  Clyde W. Lea
                                          Fax No.:  (918) 662-2301

                                          With a copy to:

                                          Wachtell, Lipton, Rosen & Katz
                                          51 West 52nd Street
                                          New York, New York  10019
                                          Attention:  Andrew R. Brownstein, Esq.
                                          Fax No.:  (212) 403-2000

                                 (b)      If to Duke:

                                          Duke Energy Corporation
                                          5400 Westheimer Court, 8th Floor
                                          Houston, Texas  77056-5310
                                          Attention:  Richard K. McGee
                                          Fax No.:  (713) 569-2491

                                          With a copy to:

                                          Vinson & Elkins L.L.P.
                                          1001 Fannin, Suite 2300
                                          Houston, Texas  77002-6760
                                          Attention:  Bruce R. Bilger
                                          Fax No.:  (713) 615-5429

                                 (c)      If to the Company:

                                          Duke Energy Field Services, LLC
                                          17th Street, Suite 900
                                          Denver, Colorado  80202
                                          Attention:  Martha B. Wyrsch
                                          Fax No.:  (303) 605-1605

                                          With a copy to:

                                          Duke Energy Corporation
                                          5400 Westheimer Court, 8th Floor
                                          Houston, Texas  77056-5310
                                          Attention:  Richard K. McGee
                                          Fax No.:  (713) 569-2491
                                          and

                                          Vinson & Elkins L.L.P.
                                          1001 Fannin, Suite 2300
                                          Houston, Texas  77002-6760
                                          Attention:  Bruce R. Bilger
                                          Fax No.:  (713) 615-5429

          Section 8.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided, however, that no party hereto will assign its rights or delegate any or all of its obligations under this Agreement without the express prior written consent of each other party hereto.

          Section 8.7 Headings; Definitions. The section and article headings contained in this Agreement are inserted for convenience of reference only and will not affect the meaning or interpretation of this Agreement.

          Section 8.8 Amendments and Waivers. This Agreement may not be modified or amended except by an instrument or instruments in writing signed by all parties hereto. Either party hereto may, only by an instrument in writing, waive compliance by the other party hereto with any term or provision of this Agreement on the part of such other party hereto to be performed or complied with. The waiver by any party hereto of a breach of any term or provision of this Agreement shall not be construed as a waiver of any subsequent breach. Except as otherwise expressly provided herein, no failure to exercise, delay in exercising or single or partial exercise of any right, power or remedy by any party, and no course of dealing between the parties, shall constitute a waiver of any such right, power or remedy.

          Section 8.9 Severability. If any provision of this Agreement shall be held invalid, illegal or unenforceable, the validity, legality or enforceability of the other provisions of this Agreement shall not be affected thereby, and there shall be deemed substituted for the provision at issue a valid, legal and enforceable provision as similar as possible to the provision at issue.

          Section 8.10 Interpretation. In the event an ambiguity or question of intent or interpretation arises with respect to this Agreement, this Agreement shall be construed as if it were drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

          Section 8.11 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any party fails to consummate the transactions contemplated by this Agreement in accordance with the terms of this Agreement and that the parties shall be entitled to specific performance in such event, in addition to any other remedy at law or in equity, including temporary restraining orders or temporary or permanent injunctions.

          Section 8.12 Actions by Affiliates of Phillips and Duke. In addition to, and not in limitation of, any other provisions of this Agreement, each of Phillips and Duke shall ensure that each of their respective Affiliates (other than the Company and the Corporation) takes all actions necessary to be taken by such Affiliate in order to fulfill the obligations of Phillips or Duke, as the case may be, under this Agreement.

          IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly executed and delivered on the date first set forth above.


                                PHILLIPS PETROLEUM COMPANY


                                By: /s/ John A. Carrig
                                    --------------------------------------------
                                Name: John A. Carrig
                                Title: Vice President and Treasurer


                                DUKE ENERGY CORPORATION


                                By: /s/ Fred J. Fowler
                                    --------------------------------------------
                                Name: Fred J. Fowler
                                Title: Group President - Energy Transmission


                                DUKE ENERGY FIELD SERVICES, LLC


                                By: /s/ J. W. Mogg
                                    --------------------------------------------
                                Name: J. W. Mogg
                                Title: Chairman, President & CEO


                                DUKE ENERGY FIELD SERVICES
                                CORPORATION (solely for purposes of Section
                                4.3(c) of this Agreement)


                                By: /s/ J. W. Mogg
                                    --------------------------------------------
                                Name: J. W. Mogg
                                Title: Chairman, President & CEO